Exhibit 99.3

PRIORY GROUP NO. 1 Limited

UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL INFORMATION

For the nine months ended 30 September 2015

Priory Group No. 1 Limited

Table of contents

CONSOLIDATED INCOME STATEMENT (UNAUDITED)	2

CONSOLIDATED STATEMENT OF TOTAL COMPREHENSIVE INCOME (UNAUDITED)	3

CONSOLIDATED BALANCE SHEET (UNAUDITED)	4

CONSOLIDATED CASH FLOW STATEMENT (UNAUDITED)	5

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (UNAUDITED)	6

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL INFORMATION (UNAUDITED)	7

Priory Group No. 1 Limited

Consolidated income statement (unaudited)

For the nine months 30 September 2015

£’000	Note	9 months ended 30 September 2015	9 months ended 30 September 2014
Revenue	3	424,530	385,325
Operating costs (including exceptional items of £6.2m (2014: £1.6m)		(377,267)	(330,766)

Operating profit	3	47,263	54,559
Finance costs		(60,970)	(71,346)
Finance income		168	196

Loss before tax		(13,539)	(16,591)
Tax	5	194	14,344

Loss for the period		(13,345)	(2,247)

Priory Group No. 1 Limited

Consolidated statement of total comprehensive income (unaudited)

For the nine months 30 September 2015

£’000	9 months ended 30 September 2015	9 months ended 30 September 2014
Loss for the financial year	(13,345)	(2,247)
Other comprehensive income	—	—

Total comprehensive income for the year attributable to owners	(13,345)	(2,247)

Priory Group No. 1 Limited

Consolidated balance sheet (unaudited)

As at 30 September 2015

£’000	Note	As at 30 September 2015	As at 30 September 2014	As at 31 December 2014
Non-current assets
Intangible assets	6	218,276	210,813	215,452
Property, plant and equipment	7	1,090,643	1,079,238	1,088,360

		1,308,919	1,290,051	1,303,812
Current assets
Inventories		64	50	49
Trade and other receivables		43,099	32,310	38,005
Cash		16,282	42,960	22,644

		59,445	75,320	60,698
Assets held for resale	8	10,524	229,245	10,808

		69,969	304,565	71,506

Total assets		1,378,888	1,594,616	1,375,318

Current liabilities
Trade and other payables		(74,455)	(75,225)	(83,927)
Borrowings	9	(7,323)	(9,100)	(17,886)
Provisions for liabilities and charges		(4,296)	(4,122)	(4,760)

		(86,074)	(88,447)	(106,573)

Net current (liabilities)/assets		(16,105)	216,118	(35,067)

Non-current liabilities
Borrowings	9	(900,675)	(1,086,123)	(865,563)
Deferred tax	5	(147,590)	(153,914)	(147,108)
Provisions for liabilities and charges		(23,805)	(21,429)	(21,986)

		(1,072,070)	(1,261,466)	(1,034,657)

Net assets		220,744	244,703	234,088

Equity attributable to the owners of the parent
Share capital		261,186	261,184	261,185
Share premium account		11,437	11,437	11,437
Accumulated losses		(51,879)	(27,918)	(38,534)

Total equity		220,744	244,703	234,088

Priory Group No. 1 Limited

Consolidated cash flow statement (unaudited)

For the nine months ended 30 September 2015

£’000	9 months ended 30 September 2015	9 months ended 30 September 2014
Operating activities
Operating profit	47,263	54,559
Profit on disposal of property, plant and equipment	1,625	(6,849)
Depreciation of property, plant and equipment	33,380	33,329
Amortisation of intangible assets	4,507	4,653
Decrease in inventories	—	2
Increase in trade and other receivables	(5,176)	(1,802)
Decrease in trade and other payables	(10,056)	(6,971)
(Decrease)/increase in provisions	(637)	3,253
Charge for future minimum rent increases	1,924	2,138

	72,830	82,312
Taxation	(167)	(364)

Net cash inflow from operating activities	72,663	81,948

Investing activities
Interest received	168	196
Purchase of subsidiary undertakings, net of cash acquired	(7,861)	(6,161)
Purchases of property, plant and equipment	(34,216)	(33,995)
Proceeds from sale of property, plant and equipment	1,079	19,484

Net cash used in investing activities	(40,830)	(20,476)

Financing activities
Proceeds from borrowings	19,000	6,250
Repayment of borrowings	(11,054)	(5,500)
Repayment of obligations under finance leases	(1,284)	(1,617)
Interest paid and associated fees	(44,857)	(62,059)

Net cash used in financing activities	(38,195)	(62,926)

Net decrease in cash	(6,362)	(1,454)
Cash at the beginning of the period	22,644	44,414

Cash at the end of the period	16,282	42,960

Priory Group No. 1 Limited

Consolidated statement of changes in equity (unaudited)

For the nine months ended 30 September 2015

Nine months ended 30 September 2015

£’000	Share capital	Share premium account	Accumulated losses	Total equity
At 1 January 2015	261,185	11,437	(38,534)	234,088
Loss for the period	—	—	(13,345)	(13,345)
Transactions with owners:
Issue of share capital	1	—	—	1

At 30 September 2015	261,186	11,437	(51,879)	220,744

Nine months ended 30 September 2014

£’000	Share capital	Share premium account	Accumulated losses	Total equity
At 1 January 2014	261,184	11,437	(25,671)	246,950
Loss for the period	—	—	(2,247)	(2,247)

At 30 September 2014	261,184	11,437	(27,918)	244,703

Priory Group No. 1 Limited

Notes to the condensed consolidated interim financial information

(unaudited)

1.	Basis of preparation and accounting policies

This consolidated interim financial information presents the financial records for the nine month period ended 30 September 2015 of Priory Group No 1 Limited (“the Company”) and its subsidiaries (together “the Group”).

The condensed consolidated interim financial information for the nine month period ended 30 September 2015 has been prepared in accordance with IAS 34, ‘Interim financial reporting’, and should be read in conjunction with the annual financial statements for the years ended 31 December 2014 and 31 December 2013 which have been prepared in accordance with IFRSs as issued by the IASB.

Certain information and disclosures normally included in consolidated financial statements prepared in accordance with IFRSs have been condensed or omitted.

In the opinion of management, the condensed consolidated interim financial information contains all adjustments that are necessary to state fairly the Company’s financial position as at 30 September 2015, and comprehensive income/(loss) and cash flows for the nine months ended 30 September 2014 and 30 September 2015.

This interim financial information does not comprise statutory accounts within the meaning of Section 434 of the Companies Act 2006. The annual report and financial statements of Priory Group No. 1 Limited for the year ended 31 December 2014 were approved by the board on 30 March 2015. The financial statements contained an unqualified audit report and did not include an emphasis of matter paragraph or any statement under 498 of the Companies Act 2006.

This consolidated interim financial information was approved for issue on 4 January 2016.

Except as described below, the accounting policies adopted in this interim financial information are consistent with those adopted in the 2014 financial statements of Priory Group No. 1 Limited. The accounting policies are detailed in the 2014 financial statements of Priory Group No. 1 Limited.

The following standards and revisions to existing standards have been published and are mandatory for periods beginning on or after 1 January 2015:

Effective for periods commencing on or after
Annual improvements 2011-13	1 July 2014
Amendment to IAS 19 (revised 2011): ‘Employee benefits’ regarding defined benefit plans	1 July 2014
Amendment to IFRS 11: ‘Joint arrangements’ on acquisition of an interest in a joint operation	1 January 2016
Amendment to IAS 16: ‘Property plant and equipment and IAS 38: ‘Intangible assets’ on depreciation and amortisation	1 January 2016
Amendment to IAS 16: ‘Property plant and equipment’ and IAS 41: ‘Agriculture’ regarding bearer plants	1 January 2016
IFRS 14: ‘Regulatory deferral accounts’	1 January 2016
Amendments to IAS 27: ‘Separate financial statements’ on the equity method	1 January 2016
Amendments to IFRS 10: ‘Consolidated financial statements’ and IAS 28: ‘Investments in associates and joint ventures’	1 January 2016
Annual improvements 2014	1 January 2016
IFRS 15: ‘Revenue from contracts with customers’	1 January 2017
IFRS 9: ‘Financial instruments’	1 January 2018
Amendments to IFRS 9: ‘Financial instruments’ regarding general hedge accounting	1 January 2018

The above standards, amendments and interpretations have not impacted on the results or net assets of the Group.

The preparation of interim financial information requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

In preparing this condensed consolidated interim financial information, the significant judgments made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the consolidated financial statements for the year ended 31 December 2014.

The Group’s activities expose it to a variety of financial risks: market risk (including price risk), credit risk and liquidity risk. This condensed consolidated interim financial information does not include all financial risk management information and disclosures required in the annual financial statements; it should be read in conjunction with the Group’s annual financial statements as at 31 December 2014. There have been no material changes in risk management practices since the year end.

2.	Non-GAAP measures

The Group assesses its operational performance using a number of financial measures, some of which are “non-GAAP measures” as they are not measures recognised in accordance with IFRS. These measures include Earnings before Interest, Tax, Depreciation, Amortisation, Rent and exceptional items (“Adjusted EBITDAR”); Earnings before Interest, Tax, Depreciation, Amortisation, future minimum rental increases and exceptional items (“Adjusted EBITDA before future minimum rental increases”); and Earnings before Interest, Tax, Depreciation, Amortisation and exceptional items (“Adjusted EBITDA”).

Management believe presenting the Group’s results in this way provides users of the financial statements with additional useful information on the underlying performance of the business, and is consistent with how business performance is monitored internally.

Priory Group No. 1 Limited

Notes to the condensed consolidated interim financial information (unaudited)

3.	Segmental information

The Group is organised into the following operating segments:

•	The Healthcare segment focuses on the treatment of patients with a variety of psychiatric conditions which are treated in both open and secure environments. This segment also provides neuro-rehabilitation services.

•	The Education and Children’s Services segment provides day and residential schooling, care and assessment for children with emotional and behavioural difficulties or autistic spectrum disorders.

•	The Older People Services segment provides long term, short term and respite nursing care for older people who are physically frail or suffering with dementia related disorders.

•	The Adult Care segment focuses on the care of service users with a variety of learning difficulties, mental health illnesses and adult autistic spectrum disorders. This segment includes care homes and supported living environments.

The Group also has a central office, which carries out administrative and management activities. All of the Group’s revenue arises in the United Kingdom (UK). There are no sales between segments and all revenue arises from external customers.

Segment revenues and results

This note includes segmental performance for the nine month period ended 30 September 2015. The accounting policies of the reportable segments are the same as the Priory Group’s accounting policies. The measure of segment profit is adjusted earnings before interest, tax, depreciation, amortisation, rent and exceptional items (Adjusted EBITDAR). Adjusted EBITDAR is reported to the Group’s Chief Operating decision maker for the purposes of resource allocation and assessment of segment performance.

Central costs include the Group’s centralised functions such as finance and accounting centres, IT, sales and marketing, human resources, payroll and other costs not directly related to the hospitals, schools and homes included in the reportable segments.

The following is an analysis of the Group’s revenue and results by reportable segment:

Nine months ended 30 September 2015

£’000	Healthcare	Education	Older People Services	Adult Care	Central	Total
Revenue	200,922	81,829	56,763	85,016	—	424,530

Adjusted EBITDAR	61,166	21,974	11,117	27,046	(8,426)	112,877
Rental amounts currently payable	(9,976)	(3,003)	(5,891)	(755)	—	(19,625)

Adjusted EBITDA before future minimum rental increases	51,190	18,971	5,226	26,291	(8,426)	93,252
Future minimum rental increases						(1,924)

Adjusted EBITDA						91,328
Depreciation						(33,380)
Amortisation						(4,507)
Exceptional items						(6,177)

Operating profit						47,264

Nine months ended 30 September 2014

£’000	Healthcare	Education	Older People Services	Adult Care	Central	Total
Revenue	192,295	65,883	52,251	74,896	—	385,325

Adjusted EBITDAR	60,776	19,389	9,033	24,248	(8,194)	105,252
Rental amounts currently payable	(153)	(2,508)	(5,747)	(561)	—	(8,969)

Adjusted EBITDA before future minimum rental increases	60,623	16,881	3,286	23,687	(8,194)	96,283
Future minimum rental increases						(2,138)

Adjusted EBITDA						94,145
Depreciation						(33,329)
Amortisation						(4,653)
Exceptional items						(1,604)

Operating profit						54,559

The directors consider that there have been no material changes in segment assets and liabilities from amounts previously disclosed in the annual financial statements.

Priory Group No. 1 Limited

Notes to the condensed consolidated interim financial information (unaudited)

4.	Exceptional items

Items that are both material and non-recurring and whose significance is sufficient to warrant separate disclosure and identification within the consolidated financial information are referred to as exceptional items. Items that may give rise to classification as exceptional include, but are not limited to, significant and material restructuring and reorganisation programmes, re-financing and acquisition costs, asset impairments and profits or losses on the disposal of assets.

£’000	9 months ended 30 September 2015	9 months ended 30 September 2014
Transaction related costs	1,504	2,795
Reorganisation and rationalisation costs	2,248	4,756
Legal and professional costs	800	902
Loss/(profit) on disposal of fixed assets	1,625	(6,849)

	6,177	1,604

Transaction related costs include expenses arising from the strategic review of the Older People Services division in 2015, and costs in respect of an aborted acquisition in 2014.

5.	Tax

Income tax credit is recognised based on management’s estimate of the weighted average annual income tax rate expected for the full financial year.

The following are the major deferred tax liabilities/(assets) recognised by the Group and movements thereon during the periods presented:

£’000	Accelerated tax depreciation	Short term timing differences	Intangible assets	Property, plant and equipment	Total
At 1 January 2015	(6,964)	(18,303)	6,970	165,405	147,108
Charge/(credit) to income statement	398	3,556	(795)	(3,353)	(194)
Arising on business combinations	—	(117)	253	540	676

At 30 September 2015	(6,566)	(14,864)	6,428	162,592	147,590

£’000	Accelerated tax depreciation	Short term timing differences	Intangible assets	Property, plant and equipment	Total
At 1 January 2014	(9,382)	(27,004)	7,765	195,658	167,037
(Credit)/charge to income statement	(3,644)	5,826	(1,064)	(15,462)	(14,344)
Arising on business combinations	—	—	422	799	1,221

At 30 September 2014	(13,026)	(21,178)	7,123	180,995	153,914

Priory Group No. 1 Limited

Notes to the condensed consolidated interim financial information (unaudited)

6.	Intangible assets

£’000	Goodwill	Brand	Customer contracts	Total
Cost
At 1 January 2015	180,606	22,220	38,177	241,003
Arising on business combinations	6,065	1,266	—	7,331

At 30 September 2015	186,671	23,486	38,177	248,334

Accumulated amortisation
At 1 January 2015	—	2,824	22,727	25,551
Amortisation charge	—	559	3,948	4,507

At 30 September 2015	—	3,383	26,675	30,058

Net book value
At 30 September 2015	186,671	20,103	11,502	218,276

At 31 December 2014	180,606	19,396	15,450	215,452

7.	Property, plant and equipment

£’000	Land and buildings	Assets in the course of construction	Fixtures and fittings	Motor vehicles	Total
Cost
At 1 January 2015	1,013,535	5,937	155,444	5,894	1,180,810
Arising on business combinations	2,800	—	65	—	2,865
Additions	1,351	7,086	25,925	1,065	35,427
Disposals	(3,210)	(13)	(234)	(952)	(4,409)
Transfers between classifications	1,250	(4,675)	3,425	—	—

At 30 September 2015	1,015,726	8,335	184,625	6,007	1,214,693

Accumulated depreciation
At 1 January 2015	40,316	—	50,083	2,051	92,450
Charge for the year	14,728	—	17,144	1,508	33,380
Disposals	(712)	—	(140)	(928)	(1,780)

At 30 September 2015	54,332	—	67,087	2,631	124,050

Net book value
At 30 September 2015	961,394	8,335	117,538	3,376	1,090,643

At 31 December 2014	973,219	5,937	105,361	3,843	1,088,360

8.	Assets held for sale

Assets held for resale of £10.5m comprises £9.5m relating to a portfolio of supported living properties. A further £1.0m relates to two properties that have been closed, are being actively marketed, and are expected to be disposed of within twelve months of the balance sheet date.

Priory Group No. 1 Limited

Notes to the condensed consolidated interim financial information (unaudited)

9.	Borrowings

£’000	As at 30 September 2015	As at 30 September 2014	As at 31 December 2014
Borrowings due less than one year
Finance lease liabilities	1,529	1,609	1,585
Accrued interest – Bank loans	479	49	255
Accrued interest – Senior secured notes	3,382	5,507	10,196
Accrued interest – Senior unsecured notes	1,933	1,935	5,850

Total borrowings due less than one year	7,323	9,100	17,886

Unsecured borrowings due greater than one year
Senior unsecured notes	175,000	175,000	175,000
Unamortised issue costs	(2,788)	(3,477)	(3,315)
Loan notes (including accrued interest)	304,251	271,653	279,295

	476,463	443,176	450,980

Secured borrowings due greater than one year
Bank loans	40,250	18,250	31,250
Senior secured notes	386,300	631,000	386,300
Unamortised issue costs	(3,740)	(8,375)	(4,808)
Finance lease liabilities	1,402	2,072	1,841

	424,212	642,947	414,583

Total borrowings due greater than one year	900,675	1,086,123	865,563

Total borrowings	907,998	1,095,223	883,449

All of the Group’s borrowings are denominated in Sterling.

Senior secured notes and senior unsecured notes

The Group issued £600.0m of high yield bonds on 3 February 2011, comprising £425.0m senior secured notes with a fixed rate of 7.0% and £175.0m senior unsecured notes with a fixed rate of 8.875%, with maturity dates of 15 February 2018 and 15 February 2019 respectively. The senior secured notes are secured by fixed and floating charges over substantially all of the Group’s property and assets.

The Group issued additional senior secured notes on 14 April 2011 of £206.0m with a fixed rate of 7.0% due 15 February 2018. A premium on issue of £2.0m was received which is included within unamortised issue costs and will be amortised to the income statement over the term of the notes. The high yield bonds are listed on the Luxembourg stock exchange.

On 17 November 2014 the Group redeemed £244.7m of its 7% senior secured notes due 2018. In accordance with the terms of the notes, the redemption price was 105.25% of the principal amount of the notes. Including accrued interest of £4.4m, the total amount paid to redeem the notes was £261.9m.

Loan notes

The Group issued unsecured loan notes on 4 March 2011 of £130.0m with a fixed rate of 12% and a maturity date of 4 March 2060. Additional loan notes were issued on 14 April 2011 of £51.5m with a fixed rate of 12% and a maturity date of 18 July 2057.

Accrued interest of £8.4m in relation to the £51.5m loan notes was capitalised on 31 December 2014 by the issue of PIK notes on the same terms as the original loan notes.

Accrued interest of £21.9m and £19.6m in relation to the £130.0m loan notes was capitalised on 3 March 2015 and 3 March 2014, respectively, by the issue of PIK notes on the same terms as the original loan notes.

Bank loans

The £40.3m drawn down on the RCF is secured with an interest rate of libor plus 4% and is due for repayment February 2017. The security ranks above the senior secured loan notes and consists of fixed and floating charges over substantially all of the Group’s property and assets.

Priory Group No. 1 Limited

Notes to the condensed consolidated interim financial information (unaudited)

10.	Business combinations

On 17 September 2015 the Group acquired a 100% interest in Life Works Community Limited for total cash consideration of £7.8m. The company operates a 22 bed facility in South East England which specialized in providing inpatient therapy for individuals with drug, alcohol and other addictions, eating disorders and depression.

£’000
Cash consideration	7,803
Fair value of net assets acquired	(1,960)

Goodwill	5,843

The fair values of the net assets acquired are as follows:

£’000	Fair value
Intangible assets	1,265
Property, plant and equipment	2,865
Inventories	15
Trade and other receivables	71
Cash	163
Deferred tax	(793)
Bank loan	(1,054)
Trade and other payables	(572)

Net assets	(1,960)

The Group settled the outstanding bank loan in full immediately upon acquisition.

The deferred tax liability arises chiefly on the difference between the fair value of the intangible assets and properties acquired and the tax base of these assets.

Intangible assets recognised relate to the Life Works brand and are subsequently amortised on a straight line basis over 20 years. Goodwill recognised on acquisition is attributable to the synergies expected to be achieved through integration of the business with the rest of the Group, together with the skills and talent of the assembled workforce. None of the goodwill is expected to be deductible for corporation tax purposes.

From the date of acquisition to 30 September 2015, the contribution of the business to the Group results was as follows:

£’000
Revenue	145
Adjusted EBITDA before future minimum rental increases	62

If acquired on 1 January 2015, the business would have contributed approximately £2.1m revenue and £0.7m Adjusted EBITDA before future minimum rental increases to the Group results for the nine months ended 30 September 2015.

Acquisition costs (primarily legal and professional fees) of £0.1m were incurred in connection with the Life Works Community business combination, and were charged to the income statement in the nine months ended 30 September 2015.

11.	Fair values

The fair value of the Group’s high yield bonds can be observed directly from market prices as the bonds are listed on the Luxembourg Stock Exchange. As at 30 September 2015, the high yield bonds (including accrued interest), had a fair value of £586,295,000 compared with a book value of £566,615,000 (31 December 2014: fair value of £601,156,000 compared with book value of £577,346,000).

In the opinion of the directors, the fair value of the Group’s fixed rate loan notes are not considered to be significantly different to the book value, therefore book value is considered to be a reasonable proxy.

In respect of all financial instruments other than high yield bonds and fixed rate loan notes, fair value is considered to be consistent with book value.

The Group has no financial instruments that are measured at fair value.

Priory Group No. 1 Limited

Notes to the condensed consolidated interim financial information (unaudited)

12.	Related party transactions

Priory Group No. 1 Limited is the largest and smallest group undertaking to consolidate these financial statements. Priory Group No. 1 Limited is beneficially owned by funds managed by Advent International Corporation which is considered by the directors to be the ultimate controlling party of the Company.

Balances and transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note.

13.	Post balance sheet events

On 22 December 2015 the Group acquired a 100% interest in the share capital of Progress Care (Holdings) Limited group (“Progress Care”) for total cash consideration of £10.8m, funded by way of existing cash reserves. The Progress Care group operates ten facilities for children and adults with specialist care requirements in the North West of England through two wholly owned trading subsidiaries, Progress Care and Education Limited and Progress Adult Services Limited. The directors are currently assessing the fair values of the assets and liabilities acquired in the Progress Care business combination.